Exhibit 10.2 - Executive Employment Agreement between Ralph H.
               Eckler and Registrant.


                 EXECUTIVE EMPLOYMENT AGREEMENT


       THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Employment Agreement") is effective as of ____________________, 1996, by and between SMART CHOICE HOLDINGS, INC., a Delaware corporation ("Company"), and RALPH H. ECKLER, an individual ("Executive").


                      W I T N E S S E T H:

      WHEREAS, the Company believes that the attraction and retention of key employees such as the Executive is essential to the Company's growth and success; and

     WHEREAS, Executive has extensive experience relating to the automobile industry and to the pre-merger business operations of Eckler Industries, Inc., a corporation that intends to acquire all of the Company's common stock; and

     WHEREAS, the Company desires to employ Executive as its Vice President for Corporate Integration, and Executive is willing and able to render his services to the Company from and after the date hereof, on the terms and conditions of this Employment Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     Section 1.     Employment.

          a. Subject to the terms and conditions of this Employment Agreement, the Company shall retain the Executive as its Vice President for Corporate Integration, and the Executive shall render services to the Company in an executive capacity. Executive shall report to the President of the Company and shall be responsible for assisting the Company with the integration of the Company's business with the business of Eckler Industries, Inc.

          b. Throughout the period of his employment hereunder, the Executive shall: (i) devote sufficient time to perform his duties; and (ii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board, including but not limited to the standard policies and procedures of the Company as in effect from time to time.

      Section 2. Term of Employment. Subject to prior termination in accordance with the terms and conditions of this Employment Agreement, the term of employment of Executive by the Company pursuant to this Employment Agreement shall be for an initial period of one (1) year (the "Employment Period") commencing on the date of the execution of a definitive merger agreement between the Company and Eckler Industries, Inc. (the "Commencement Date"), and ending one (1) year thereafter.

     Section 3. Company's Principal Place of Business. It is anticipated that the Company's principal place of business will be located in the central Florida area, or such other area as may be designated by the Company's Board.

     Section 4. Compensation. During the Employment Period, subject to all the terms and conditions of this Employment Agreement and as compensation for all services to be rendered by Executive under this Employment Agreement, the Company shall pay to the Executive $800,000 which shall be payable (i) $200,000 on January 15, 1997; and (ii) the balance on the earlier of the date of completion of a secondary offering of equity securities by the Company or April 30, 1997. The Company at its option may pay amounts payable by the Company under this Section 4 by issuing to the Executive that number of shares of Common Stock of the Company equal to the amount payable by the Company hereunder, divided by the Market Price of the Company's Common Stock (hereinafter defined) on the date of payment, less 10% of the Market Price of the Company's Common Stock on such date. For purposes of this Agreement, the Market Price of the Company's
Common Stock shall equal the last sale price of the Company's Common Stock on NASDAQ as of the time of such determination.

     Section 5. Fringe Benefits. Executive shall be entitled to such benefits in accordance with the Company's practices covering executive personnel, but only to the extent that Executive is not provided with such benefits from an affiliate, subsidiary, parent or related company of the Company.

     Section 6.     Termination.

          a. Mutual Termination. This Employment Agreement may be terminated upon mutual written agreement of the Company and the Executive;

           b. By Executive. This Employment Agreement may be terminated at the option of the Executive, upon fourteen (14) days' prior written notice to the Company, in the event that the Company shall (i) fail to make any payment to the Executive required to be made under the terms of this Employment Agreement within thirty (30) days after payment is due, or (ii) fail to perform any other material covenant or agreement to be performed by it hereunder or take any action prohibited by this Employment Agreement, and fail to cure or remedy same within thirty (30) days after written notice thereof to the Company;

           c. By the Company For Cause. This Employment Agreement may be terminated at the option of the Company, upon written notice to the Executive, "for cause" (as hereinafter defined), or in the event of the "permanent disability" (as defined and provided for in Section 8) or death of the Executive as provided for in Section 8). The Company may terminate

                     (i)   As  used herein, the term "for  cause"
shall mean and be limited to: (A) any material breach of this Employment Agreement by the Executive which in any case is not fully corrected within thirty (30) days after written notice of same from the Company to the Executive; (B) neglect by the Executive of his duties and responsibilities hereunder; (C) any fraud, theft, conversion, insubordination, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Executive in connection with the performance of his duties and responsibilities hereunder; (D) the Executive being legally intoxicated (alcohol or drugs) during business hours or while on call, or being habitually drunk or addicted to drugs (provided that this shall not restrict the Executive from taking physician-prescribed medication in accordance with the applicable prescription); (E) the commission by the Executive of any crime of moral turpitude, or any other action by the Executive which may materially impair or damage the reputation of the Company; or (F) habitual breach by the Executive of any of the material provisions of this Employment Agreement (regardless of any prior cure thereof).

           d. Effect of Termination For Cause. In the event of termination for any of the reasons set forth in this Section 7 (except as otherwise provided for hereinafter with respect to "permanent disability", death or "without cause") Executive shall be entitled to no further compensation, Base Salary or other benefits under this Employment Agreement, except as to that portion of any unpaid Base Salary or other benefits accrued and earned by him hereunder up to and including the effective date of termination.

      Section  7.      Termination by Reason of Death;  Permanent
Disability; or Without Cause.

           a. If the Company terminates Executive "without cause" which shall mean for any reason other than as set forth in
Section 7(c)(i), or in the event of Executive's death or "permanent disability" (as defined below), Executive shall be entitled to receive an amount equal to the full compensation to which he would otherwise be entitled under this Employment Agreement (just as if Executive had not been so terminated and was continuing to serve as an employee hereunder for the full term of this Employment Agreement) (the "Severance Payment"). Such Severance Payment shall be payable in a single lump sum distribution (without any present value adjustment) to Executive or his estate, as the case may be, no later than ninety (90) days from the effective date of such termination.

          b. Payment in the Event of Permanent Disability. For purposes of this Employment Agreement, Executive's "permanent disability" shall be deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve
(12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge fully his duties under this Employment Agreement. The date of permanent disability shall be the one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event Executive, after receipt of notice from Executive, shall dispute that his permanent disability shall have occurred, he shall promptly submit to a physical examination by a qualified practicing physician selected and paid for by the Company (and reasonably acceptable to the Executive). Unless such physician shall issue a written statement to the effect that in his opinion, based on his diagnosis, Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within ten (10) days after the date of such statement, such permanent disability shall be deemed to have occurred without further dispute by Executive or Company. For the purposes of this Employment Agreement, the term hereof is not renewable and no benefits or base salary shall be payable after the expiration of this Employment Agreement.

      Section 8. Confidential Information. Executive recog nizes and acknowledges that the Company has, through the expenditure of substantial time, effort and money, developed and acquired certain confidential information and trade secrets which have become of great value to the Company in its creation, development and operations. Executive further acknowledges and understands that in the course of performing his duties for the Company, Executive has had and will have access to the trade secrets and confidential information of the Company. Executive agrees that during the course of his employment and at any time after the termination or expiration thereof he will not make any independent use of, publish or disclose, or authorize anyone to publish or disclose, to any other person or organization, any of the Company's trade secrets and confidential information, except as required in the course of his employment with the Company or by law. Upon request of the Company and, in any event upon the cessation of Executive's employment with the Company, whether with or without cause, Executive will promptly return all tangible expressions of trade secrets and confidential information in his possession and control and all copies thereof. As used herein, the term "trade secrets and confidential information" shall mean client lists, applicant lists, and other related client and applicant data, computerized compilation of such data, training materials and information, policy and procedure manuals, video and audio recordings of training and operation methods, sales, services, support and marketing practices and operations, advertising themes, information concerning possible acquisition candidates, formats of advertising and other business methods, and techniques, processes and financial information of the Company or any subsidiary or affiliate of the Company, all of which are not generally known to the trade or industry and which will be of competitive use by them. "Trade secrets and confidential information" shall not include intangible information which is generally known and used by persons with training and experience comparable to Executive as of the date of this Employment Agreement and all intangible information which is common knowledge in the industry or otherwise legally in the public domain.

           Executive further agrees that the restrictions set forth in this Section 9 are in addition to, and not in lieu of, any other restrictions or obligations placed upon him, and/or any rights or remedies available to the Company, by any statute or at common law.

     Section 9. Covenant not to Compete. Executive covenants and agrees that, in order to protect the Company's legitimate business interest in its trade secrets and confidential information, special training, goodwill, and substantial relationships with prospective or existing customers or suppliers during the Employment Period and for a period of twelve (12) months following the expiration or termination of this Employment Agreement or any renewal of the Employment Agreement, however the same shall occur, whether voluntary or involuntary, Executive will not, without the prior written consent of the Company, directly or indirectly,

           a. engage, whether by virtue of stock ownership, management responsibilities or otherwise, in companies, businesses, organizations and/or ventures which manufacture, market or distribute products which are competitive with any of the "Company's Products" (as hereinafter defined) within a 50 mile radius of any location where the Company is currently conducting business, or within a 50 mile radius of any location where the Company has conducted or has definite plans to conduct business twelve (12) months before or after the termination or expiration of this Employment Agreement; or

          b. become interested, directly or indirectly, whether as principal, owner, stockholder, partner, agent, officer, director, employee, salesman, joint venturer, consultant, advisor, independent contractor or otherwise, in any person, firm, partnership, association, venture, corporation or entity engaging directly or indirectly in any of the activities described in Subsection 10a. above; or

           c. knowingly solicit the employment of any of the Company's Personnel (as hereinafter defined).

          d.   For purposes of this Employment Agreement:

                     (i)   the  term "Company" shall include  any
subsidiary, any affiliates, any successor in interest whether by sale, merger, liquidation or the like, and any of the Company's other subsidiaries and affiliates;

                     (ii) the term "Company Personnel" shall mean any person employed by the Company or any subsidiary of the Company or any of its affiliates at any time through the end of the term of this Employment Agreement, but excluding any person who has left such employment for a continuous period exceeding one (1) year;

                    (iii) the term "Company's Products" shall mean any present or future (future being limited to the term of this Employment Agreement and any and all extensions thereof) product or service (i) being sold by the Company or (ii) any product designed, engineered, manufactured, assembled, or enhanced (whether or not sold) by the Company.

          e. None of the foregoing shall prevent Executive from holding up to two percent (2%) in the aggregate of any class of securities of any entity engaged in the prohibited activities described above, provided that, such securities are listed on a national securities exchange or registered under Section 12(g) of the Securities and Exchange Act of 1934.

           f. The parties acknowledge that the Company intends to undergo a major restructuring by way of a merger, stock for stock exchange, reorganization or otherwise, and may, thereafter, seek to assign this Employment Agreement to such new or resulting entity. Executive expressly consents and agrees to such an assignment, without the need for any further writing, approval or consent by Executive.

     Section 10.    Remedies in Event of Breach.

           a. Injunctive Relief. The parties acknowledge that each would be irreparably harmed by any breach of the covenants contained in Sections 9 and 10 of this Employment Agreement, and that either party's remedy at law for any breach by the other party of their obligations under Sections 9 and 10 of this Employment Agreement would be inadequate, and would be impossible to ascertain and therefore, in the event of the breach or threatened breach of any obligations under 9 and 10 of this Employment Agreement, either party, in addition to any and all other remedies at law or in equity, shall have the right to enjoin the other party from any threatened or actual activities in violation thereof; and the parties hereby consent and agree that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages and without the necessity of posting bond. In the event either party does apply for such injunction, the other party shall not raise as a defense thereto that such applying party has an adequate remedy at law.

           b.    Damages; Accounting for Profits. In addition  to
any injunctive relief that may be granted to the Company or Executive for breach of this Employment Agreement, the Company and Executive shall be entitled to recover all damages, including reasonable attorneys' fees and costs (including paralegals'
fees),  sustained  or  incurred by the Company  or  Executive  by reason of a violation or threatened violation of the terms of this Employment Agreement, and to receive such other remedy or remedies as the court determines is appropriate. Executive covenants and agrees that, if he violates any of his covenants or agreements under Sections 9 and 10 hereof, the Company shall be entitled to an accounting and repayment of all profits, compensations, commissions, remunerations or benefits which Executive directly or indirectly has realized or may realize as a result of, growing out of, or in connection with, any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or any other rights or remedies to which the Company is or may be entitled at law or in equity or under this Employment Agreement.

     Section 11. Reasonableness. Executive has carefully read and considered the provisions of Sections 9 and 10 hereof and, having done so, agrees that the restrictions set forth in such sections, including, but not limited to, the time period of restriction, the geographical areas of restriction, and the definition of Company Products set forth therein, are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company, and further that the geographical areas of restriction set forth therein accurately reflect the area in which he will be actively engaged in the performance of services.

      Section 12. No Inconsistent Obligations. Executive represents and warrants that no action required of him under this Employment Agreement or any other agreements or understandings, written or oral, entered into with the Company will conflict with, breach or otherwise impair any previously existing agreements or understandings, whether written or oral, into which Executive has entered with other persons or entities, including agreements with respect to proprietary information or non-competition.

      Section 13. Notices. Any notice to be given hereunder shall be deemed to be given when delivered by hand or by overnight courier to the party for whom the notice is intended, or three (3) days after notice is placed in the U.S. mail properly addressed to the party for whom notice is intended, at the following address:

     If to the Company:  Smart Choice Holdings, Inc.
                         5200 South Washington Avenue
                         Titusville, Florida  32780
                         Attention:  Thomas E. Conlan

     If to Executive:    Ralph H. Eckler
                         5200 South Washington Avenue
                         Titusville, Florida  32780

      Section 14. Binding Effect and Governing Law. This Employment Agreement supersedes all prior understandings and agreements between the parties with respect to the subject matter hereof. This Employment Agreement shall be binding upon the legal representatives, heirs, distributees, successors and assigns of the parties. The Employment Agreement contains the entire agreement of the parties, and may not be changed orally but only in writing signed by the party against whom enforcement of any such change is sought. It is agreed that a waiver by either party of a breach of any provision of this Employment Agreement shall not be operated or be construed as a waiver of any subsequent breach by that same party. This Employment Agreement shall be governed by the laws of the State of Florida.

     Section 15. Severability. In the event that any terms or provisions of this Employment Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms and provisions hereof.

      Section 16. Assignability. The rights or obligations contained in this Employment Agreement shall not be assigned, transferred, or divided in any manner by Executive or Company, without the prior written consent of the other; provided however, that nothing in this Section 16 shall preclude: (i) Executive from designating a beneficiary to receive any benefits hereunder upon his death, or the executors, administrator or other legal representatives of Executive or his estate from assigning any rights hereunder to the person(s) entitled thereto; or (ii) the Company's right to assign this Employment Agreement to a related entity subsequent to any merger, stock for stock exchange, reorganization, or otherwise as set forth in Section 10f. Notwithstanding the foregoing, this Employment Agreement shall be binding on any entity which by purchase of assets, merger, or otherwise, becomes a successor to the business of the Company.

      Section 17. Director & Officer Liability Insurance. The Company shall use its best reasonable efforts to obtain a policy of Director & Officer Liability Insurance of a type that is usual and customary for businesses similar to that of the Company; provided, however, that the Company shall not be required to obtain such a policy if in its judgment such a policy cannot be obtained without the payment of an unreasonable policy premium.

      Section 18. Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning, interpretation, or performance of any of the provisions of this Employment Agreement.

      Section 19. Entire Agreement. This Agreement expresses the entire understanding of the Company and Executive with respect to the subject matter of this Agreement. Nothing in this Agreement shall alter, amend, modify, delete, rescind or otherwise waive any terms or conditions to which Executive may be subject.

      IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed the day and year first above written.

                              COMPANY:

                              SMART CHOICE HOLDINGS, INC.



                              By:
                                       Thomas E. Conlan
                              As its:  Secretary/Treasurer


                              EXECUTIVE:



                              ___________________________________
                              Ralph H. Eckler
                              Social Security Number: